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                                                                     Exhibit 5.1

Writers Direct Dial
(201) 491-3354

                                  March 6, 1997

Party City Corporation
400 Commons Way
Rockaway, New Jersey 07866

Dear Ladies and Gentlemen:

         We refer to the registration statement on Form S-1 (the "Registration Statement") filed by Party City Corporation, a Delaware corporation (the "Company"),with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the sale by (i) the Company of 1,200,000 shares of its Common Stock, $.01 par value per share (the "Common Stock"), and (ii) Steven Mandell, Perry Kaplan, Craig Enterprises, Inc. and Duayne Weinger (collectively, the "Selling Stockholders") of an aggregate of 1,040,000 shares of Common Stock.

         We have reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion on the matters covered hereby, and we are of the opinion that:

         The shares of Common Stock proposed to be sold by the Company will, when sold pursuant to the Registration Statement and the resolutions of the Board of Directors of the Company authorizing the same, be validly issued, fully paid and non-assessable. The shares of Common Stock proposed to be sold by the Selling Stockholders have been duly authorized, and are validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
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Party City Corporation
March 6, 1997
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         We are delivering this opinion to the Company, and no person other than the Company may rely upon it.

                                                Very truly yours,


                                                /s/ ST. JOHN & WAYNE, L.L.C.

                                                ST. JOHN & WAYNE, L.L.C.